Exhibit 99.1

Pro-Pharmaceuticals Files Phase ll Protocol for DAVANAT(R)/5-FU in First Line Cholangiocarcinoma Study; ''Compassionate Use'' Patient Continues to Respond Well after 10 Months of Treatment with DAVANAT(R)/5-FU

    NEWTON, Mass.--(BUSINESS WIRE)--Sept. 13,
2005--Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of novel carbohydrate compounds that enable the targeted delivery of chemotherapy drugs to cancer cells, today announced it has submitted a clinical protocol for a Phase II study of its lead carbohydrate compound DAVANAT(R) with chemotherapeutic agent 5-Fluorouracil (5-FU) for first line treatment of patients with cholangiocarcinoma (cancer of the bile duct).
    In May of this year, the U.S. Food & Drug Administration (FDA) approved an application for a "compassionate use" Investigational New Drug to continue treating a patient for cholangiocarcinoma with liver metastases who participated in the Company's Phase l trial. The patient has been treated for 10 months and continues to respond well.

    About Cholangiocarcinoma Cancer

    The American Cancer Society estimates there will be approximately 4,000 new cases of cholangiocarcinoma in the U.S. this year. Most of the people who get this disease are between 50 and 70 years old. Bile duct cancer affects men more than women.

    Phase l Solid Tumor Clinical Trial

    The Phase l study, for patients with recurrent or metastatic solid tumors, was completed in March 2005. Data, published in the American Society of Clinical Oncology's (ASCO) Annual Meeting Proceedings, showed DAVANAT(R)/5-FU was well tolerated. Dose Limiting Toxicity and Maximum Tolerated Dose were not reached when DAVANAT(R) was administered alone or in combination with 5-FU at the highest dose levels. More information is available at www.asco.org (search word:
DAVANAT).

    Phase II Colorectal Cancer Trial

    The Company has an ongoing Phase II clinical trial of DAVANAT(R)/5-FU in refractory colorectal cancer patients. Recruiting and treatment of patients is currently ongoing at three clinical sites. More information is available at www.clinicaltrials.gov.

    About DAVANAT(R)

    DAVANAT(R) is a proprietary polysaccharide in a CARBOSOME(TM) formation that target delivers chemotherapy drugs to protein receptors (lectins) that are specific to cancer cells.

    Pro-Pharmaceuticals, Inc. - Advancing Drugs Through
Glycoscience(R)

    Pro-Pharmaceuticals is a drug development company commercializing a new generation of anti-cancer treatments using carbohydrate compounds to Glyco-Upgrade(TM) the safety and efficacy of FDA-approved chemotherapy drugs. The Company has been conducting pre-clinical studies for irinotecan, doxorubicin, oxaliplatin, paclitaxel, cisplatin, and bevacizumab both in combination with DAVANAT(R) as well as other polysaccharide compounds. Human colon and breast xenography are being used to optimize formulations and results show that DAVANAT(R) exhibits a broad spectrum of activity with tested drugs. Additional information is available at www.pro-pharmaceuticals.com.

    FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company's control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company's views as of the date of this news release and should not be relied upon to represent the Company's views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

    DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade and CARBOSOME are trademarks of Pro-Pharmaceuticals.

    CONTACT: Pro-Pharmaceuticals, Inc.
             Anthony D. Squeglia, 617-559-0033
             squeglia@pro-pharmaceuticals.com